Exhibit H(9)

Executive Summary Letter and

Revised Appendix A

April 24, 2026

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

Attn: Fund Administration Department

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between us dated as of April 1, 2014, including Appendix A, as amended (the “Agreement”).

Pursuant to the Agreement, this letter agreement is to provide written notice of the addition of one fund. The additional fund is as follows: MML VIP American Funds 80/20 Allocation Fund.

In accordance with the appointment provision of Section 1 of the Agreement, effective April 24, 2026, Appendix A to the Agreement is amended and restated in its entirety and replaced with a new Appendix A annexed hereto.

This letter agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this letter agreement, and that delivery of the executed letter agreement or counterpart of the letter agreement by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed letter agreement or counterpart or the letter agreement.

Very truly yours,

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Name:	Douglas Steele
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Pete Thurmond
Name:	Pete Thurmond
Title:	SVP
Effective Date:	April 24, 2026

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL SELECT FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL PREMIER FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL ADVANTAGE FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

Appendix A

MassMutual Select Funds

Portfolios

MassMutual Blue Chip Growth Fund
MassMutual Diversified Value Fund
MassMutual Mid Cap Growth Fund
MassMutual Overseas Fund
MassMutual Small Cap Growth Equity Fund
MM S&P 500® Index Fund

MassMutual Premier Funds

Portfolios

MassMutual Global Fund
MassMutual Small Cap Opportunities Fund
MML Barings Core Bond Fund
MML Barings Diversified Bond Fund
MML Barings High Yield Fund
MML Barings Inflation-Protected and Income Fund
MML Barings Short-Duration Bond Fund

MassMutual Advantage Funds

Portfolios

MML Barings Global Floating Rate Fund
MML Barings Unconstrained Income Fund
MML Clinton Limited Term Municipal Fund
MML Clinton Municipal Credit Opportunities Fund
MML Clinton Municipal Fund

MML Series Investment Fund

Portfolios

MML Focused Equity Fund
MML Foreign Fund
MML Income & Growth Fund
MML Small/Mid Cap Value Fund
MML Sustainable Equity Fund
MML VIP Aggressive Allocation Fund
MML VIP American Century Mid Cap Value Fund
MML VIP American Century Small Company Value Fund
MML VIP American Funds 65/35 Allocation Fund
MML VIP American Funds 80/20 Allocation Fund
MML VIP American Funds Growth Fund
MML VIP Balanced Allocation Fund
MML VIP BlackRock® Equity Index Fund
MML VIP Conservative Allocation Fund
MML VIP Fidelity Institutional AM® Core Plus Bond Fund
MML VIP Growth Allocation Fund
MML VIP Invesco Global Fund
MML VIP Invesco Main Street Equity Fund
MML VIP JPMorgan U.S. Research Enhanced Equity Fund
MML VIP Loomis Sayles Large Cap Growth Fund

MML VIP MFS® International Equity Fund
MML VIP Moderate Allocation Fund
MML VIP T. Rowe Price Blue Chip Growth Fund
MML VIP T. Rowe Price Equity Income Fund
MML VIP T. Rowe Price Mid Cap Growth Fund
MML VIP Wellington Small Cap Growth Equity Fund

MML Series Investment Fund II

Portfolios

MML VIP Barings Core Bond Fund
MML VIP Barings Inflation-Protected and Income Fund
MML VIP Barings Short-Duration Bond Fund
MML VIP Barings U.S. Government Money Market Fund*
MML VIP BlackRock® Balanced Fund
MML VIP BlackRock iShares® 60/40 Allocation Fund
MML VIP BlackRock iShares® 80/20 Allocation Fund
MML VIP Franklin Templeton Equity Fund
MML VIP Invesco Discovery Large Cap Fund
MML VIP Invesco Discovery Mid Cap Fund
MML VIP Invesco Small Cap Equity Fund

*Portfolio does not require Form N-PORT Services.